Exhibit 16.1

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com


May 4, 2010


Office Of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549


Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated April 30, 2010 of MMAX Media, Inc. (formerly Nevada Processing Solutions) (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our audit of the Company's September 30, 2009 and 2008 financial statements. We cannot confirm or deny that the appointment of De Joya Griffith & Company, LLC was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,


/s/ Seale and Beers, CPAs
-------------------------
    Seale and Beers, CPAs
    Las Vegas, Nevada


CC: U.S. Securities & Exchange Commission
    Office of the Chief Accountant
    100 F Street, NE
    Washington, DC 20549
    202-551-5300 Phone
    202-772-9252 Fax

  Seale and Beers, CPAs                   PCAOB & CPAB Registered Auditors
              50 S. Jones Blvd, Ste 202, Las Vegas, NV  89107
                      (888)727-8251 Fax: (888)782-2351

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